UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

HASHICORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

HCP-IBM Employee Email from HCP CEO

Team,

A few minutes ago, we announced that HashiCorp has signed an agreement to be acquired by IBM, under which HashiCorp will operate as a division within IBM Software.

Tomorrow, April 25, 2024 at 8 a.m. Pacific, we will have a Company All Hands meeting, during which our executive team and I will share details about this announcement and answer your questions.

Ahead of that, I wanted to give you my perspective on why I am so excited about HashiCorp joining IBM, and why I think it’s the right next step for us and an incredible opportunity to accelerate our mission.

I’ve always said that a company is nothing more than a group of people aligned around a common idea. For us, that common idea is enabling a multi-cloud operating model for the world’s largest organizations and providing the software platform for them to do that. IBM — and their software business in particular — shares this mission.

HashiCorp is at the center of this shift to the cloud – over the past 12 years we have earned the trust of thousands of organizations and nearly 500 of the Forbes Global 2,000 – and as part of IBM, HashiCorp will have access to a far greater scale of resources that can allow us to significantly accelerate the delivery of our mission. On the go-to-market side, HashiCorp gains access to the incredible scale of IBM’s market reach and their position of trust with the largest organizations in the world. With Product & Engineering, IBM has both the ability and the desire to increase our investment at a scale far beyond what we are able to do independently.

I am, and I hope you are, too, very proud of the work that we’ve done as a standalone company, including the advancements that we’ve made in enabling the shift to the cloud and making a market function around our concepts and technology. We’ve built an incredible culture here at HashiCorp and I want to be clear that we intend to maintain it. IBM recognizes that HashiCorp’s success is due to our collective talent and dedication to our community and our principles. Their goal is to preserve and grow the value that HashiCorp brings.

Our Board, leadership team and I have spent a significant amount of time with IBM, and we believe that this combination with IBM is the right next step and an exciting milestone in our journey. We are incredibly optimistic about the significant opportunities ahead for HashiCorp with the backing of IBM and its global scale.

There are many things to look forward to, however, it is important to remember that this announcement is just the first step. We are in the very early stages of this process, and we aren’t going to have all the answers to your questions today. In the meantime, please find a set of FAQs we assembled to help address your initial questions. We are committed to being as transparent as possible to keep you informed and up-to-date as we hit milestones along the way.

Until the transaction closes, HashiCorp will continue to operate as a separate, independent company, and our priorities remain the same. That means our roles and responsibilities remain the same, as do reporting structures, roadmaps and compensation and benefits. Looking ahead, we expect the transaction to close by the end of 2024, subject to approval by HashiCorp shareholders, along with regulatory approvals and other customary closing conditions.

At the All Hands tomorrow, we will discuss the announcement in more detail. We have created a Google form to submit any additional questions you have in advance of the meeting.

On behalf of the entire leadership team, thank you for your continued drive, enthusiasm, and dedication to building HashiCorp. I look forward to working toward our shared vision and the next step in our journey on an even larger scale.

Dave

Additional Information and Where to Find It

HashiCorp, Inc. (“HashiCorp”), the members of HashiCorp’s board of directors and certain of HashiCorp’s executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of HashiCorp (the “Transaction”). HashiCorp plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction. David McJannet, Armon Dadgar, Susan St. Ledger, Todd Ford, David Henshall, Glenn Solomon and Sigal Zarmi, all of whom are members of HashiCorp’s board of directors, and Navam Welihinda, HashiCorp’s chief financial officer, are participants in HashiCorp’s solicitation. Information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Additional information about such participants is available under the captions “Board of Directors and Corporate Governance,” “Executive Officers” and “Security Ownership of Certain Beneficial Owners and Management” in HashiCorp’s definitive proxy statement in connection with its 2023 Annual Meeting of Stockholders (the “2023 Proxy Statement”), which was filed with the SEC on May 17, 2023 (and is available at
https://www.sec.gov/ix?doc=/Archives/edgar/data/1720671/000114036123025250/ny20008192x1_def14a.htm). To the extent that holdings of HashiCorp’s securities have changed since the amounts printed in the 2023 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC (which are available at https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001720671&type=&dateb=&owner=only&count=40&search_text=). Information regarding HashiCorp’s transactions with related persons is set forth under the caption “Related Person Transactions” in the 2023 Proxy Statement. Certain illustrative information regarding the payments to that may be owed, and the circumstances in which they may be owed, to HashiCorp’s named executive officers in a change of control of HashiCorp is set forth under the caption “Executive Compensation—Potential Payments upon Termination or Change in Control” in the 2023 Proxy Statement. With respect to Ms. St. Ledger, certain of such illustrative information is contained in the Current Report on Form 8-K filed with the SEC on June 7, 2023 (and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1720671/000162828023021270/hcp-20230607.htm).

Promptly after filing the definitive Transaction Proxy Statement with the SEC, HashiCorp will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT HASHICORP WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by HashiCorp with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of HashiCorp’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by HashiCorp with the SEC in connection with the Transaction will also be available, free of charge, at HashiCorp’s investor relations website (https://ir.hashicorp.com/), or by emailing HashiCorp’s investor relations department (ir@hashicorp.com).

Forward-Looking Statements

This communication may contain forward-looking statements that involve risks and uncertainties, including statements regarding (i) the Transaction; (ii) the expected timing of the closing of the Transaction; (iii) considerations taken into account in approving and entering into the Transaction; and (iv) expectations for HashiCorp following the closing of the Transaction. There can be no assurance that the Transaction will be consummated. Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, in addition to those identified above, include: (i) the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from HashiCorp’s stockholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained, on a timely basis or at all; (ii) the occurrence of any event, change or other circumstance that could give rise to a right to terminate the Transaction, including in circumstances requiring HashiCorp to pay a termination fee; (iii) possible disruption related to the Transaction to HashiCorp’s current plans, operations and business relationships, including through the loss of customers and employees; (iv) the amount of the costs, fees, expenses and other charges incurred by HashiCorp related to the Transaction; (v) the risk that HashiCorp’s stock price may fluctuate during the pendency of the Transaction and may decline if the Transaction is not completed; (vi) the diversion of HashiCorp management’s time and attention from ongoing business operations and opportunities; (vii) the response of competitors and other market participants to the Transaction; (viii) potential litigation relating to the Transaction; (ix) uncertainty as to timing of completion of the Transaction and the ability of each party to consummate the Transaction; and (x) other risks and uncertainties detailed in the periodic reports that HashiCorp files with the SEC, including HashiCorp’s Annual Report on Form 10-K. All forward-looking statements in this communication are based on information available to HashiCorp as of the date of this communication, and, except as required by law, HashiCorp does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.